UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.__)

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Adverum Biotechnologies, Inc.

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On April 22, 2021, Adverum Biotechnologies, Inc. issued the following press release:

Adverum Files Investor Presentation Highlighting Significant Strategic Progress and Purpose-Built Board to Oversee Stockholder Value Creation

Urges Stockholders to Vote the WHITE Proxy Card “FOR” ALL of Adverum’s Three Highly Qualified, Diverse and Independent Directors: Dawn Svoronos, Reed V. Tuckson, M.D. and Thomas Woiwode, Ph.D.

REDWOOD CITY, Calif., April 22, 2021 – Adverum Biotechnologies, Inc. (Nasdaq: ADVM), a clinical-stage gene therapy company targeting unmet medical needs in ocular and rare diseases, today announced that it has filed a new investor presentation with the U.S. Securities and Exchange Commission in connection with its 2021 Annual Meeting of Stockholders (“Annual Meeting”). The presentation is available at https://investors.adverum.com/shareholder-services/annual-meeting.

Highlights of the presentation include:

•	Adverum is achieving important clinical and operational milestones as it accelerates towards commercialization of ADVM-022, while also creating significant stockholder value
o
ADVM-022 has a best-in-class profile based on a single in-office intravitreal injection, including robust treatment response, long-term durability and a favorable safety profile, with the potential to transform the current standard of care in wet age-related macular degeneration (Wet AMD)

o	Positive FDA interactions have accelerated the Wet AMD development timeline by over one year with a clear path to Biologics License Application submission in 2024
o	Adverum is building manufacturing capabilities, including a new Good Manufacturing Practices facility, expected to be production-ready by the end of 2023
o
Adverum has delivered five, three and two-year total stockholder return of 91%, 70% and 88% respectively, significantly outperforming gene therapy peers. One-year total stockholder returns are roughly in-line with gene therapy peers[1]

o	Adverum is led by a refreshed and seasoned management team with a history of strong execution and blockbuster product launches

•	The Adverum Board is refreshed, diverse and independent, with directors who bring unique and critical expertise to support a successful commercial launch
o
Adverum’s slate – Ms. Svoronos, Dr. Tuckson and Dr. Woiwode – is ideally qualified to advance and oversee Adverum’s next chapter, with significant experience in global commercialization, reimbursement policy, patient access as well as industry investment expertise and a track record of building gene therapy companies

o	Seven new independent directors have been added in the last two years, two of whom were proposed by The Sonic Fund II, L.P. (“Sonic”)
o	The Board is continuing its refreshment efforts and has already begun a process to name a new high-quality director with commercial gene therapy expertise in 2021
o	The Board has consistently and constructively engaged with Sonic since 2019, providing significant access to Adverum’s Board and management team and insight into its strategic direction

1 FactSet as of March 31, 2021; Gene Therapy peers reflect median of Abeona, AGTC, Amicus, AVROBIO, Gensight, Homology, Krystal, MeiraGTx, Orchard, Passage Bio, REGENXBIO, Rocket, Sangamo, Solid Biosciences, uniQure and Voyager.

•	Sonic’s self-serving attempt to control the Board risks operational execution and is not in the best interests of Adverum stockholders
o
Sonic’s nominees would diminish the diversity and the needed skills and experience of the current Board and there is no reason to believe they would enhance Adverum’s efforts to commercialize ADVM-022 and deliver global access to Adverum’s vision-saving gene therapy

o
Not only would the resulting loss of Ms. Svoronos, Dr. Tuckson and Dr. Woiwode from the Adverum Board significantly harm stockholder value, Adverum strongly believes that the Board’s current process to identify a new director with commercial gene therapy experience is superior to relying solely on input from one stockholder who is trying to control the Board

o
Sonic has not articulated a coherent plan that would advance Adverum’s mission and instead has merely launched deceptive, baseless claims and proclaimed its apparent desire to reunite a leadership team that led the failed Avalanche Biotechnologies, one of the two companies that merged in 2016 to form Adverum

o
Sonic’s campaign is a distraction for Adverum at a time when Adverum and its resources are better spent on clinical execution and advancing Adverum’s vision of bringing a transformative therapy to market

To ensure Adverum can continue its progress and build on its momentum, the Adverum Board of Directors unanimously recommends that stockholders vote the WHITE proxy card “FOR” ALL of Adverum’s three highly qualified directors standing for election - Dawn Svoronos, Reed V. Tuckson, M.D. and Thomas Woiwode, Ph.D – at the Annual Meeting, which will be held on May 12, 2021. Adverum stockholders of record at the close of business on April 14, 2021 are entitled to vote at the Annual Meeting.

Advisors
Cooley LLP and Skadden, Arps, Slate, Meagher & Flom LLP are serving as legal advisors, and Centerview Partners LLC is serving as financial advisor to Adverum.

About Adverum Biotechnologies
Adverum Biotechnologies (Nasdaq: ADVM) is a clinical-stage gene therapy company targeting unmet medical needs in serious ocular and rare diseases. Adverum is advancing the clinical development of its novel gene therapy candidate, ADVM-022, as a one-time, intravitreal injection for the treatment of patients with wet age-related macular degeneration and diabetic macular edema. For more information, please visit www.adverum.com.

Forward-looking Statements
Statements contained in this press release regarding the events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements regarding Adverum’s expectations that it will submit a Biologics License Application in 2024 and that its commercial facility in Durham, North Carolina is expected to be production-ready by the end of 2023. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include risks inherent to, without limitation: Adverum’s novel technology, which makes it difficult to predict the time and cost of product candidate development and obtaining regulatory approval; the results of early clinical trials not always being predictive of future results; the potential for future complications or side effects in connection with use of ADVM-022, and the possibility of unexpected delays in the completion of its commercial facility in Durham, North Carolina. Risks and uncertainties facing Adverum are described more fully in Adverum’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent filings with the SEC under the heading “Risk Factors.” All forward-looking statements contained in this press release speak only as of the date on which they were made. Adverum undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Important Information
Adverum Biotechnologies, Inc. (“Adverum”) has filed a definitive proxy statement and form of associated WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Adverum’s 2021 Annual Meeting (the “Proxy Statement”). Adverum, its directors and certain of its executive officers and employees will be participants in the solicitation of proxies from stockholders in respect of the 2021 Annual Meeting. Information regarding the names of Adverum’s directors, executive officers and employees and their respective interests in Adverum by security holdings or otherwise is set forth in the Proxy Statement. Details concerning the nominees of Adverum’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND STOCKHOLDERS OF ADVERUM ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE ADVERUM’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and stockholders can obtain a copy of the Proxy Statement and other relevant documents filed by Adverum free of charge from the SEC’s website, www.sec.gov. Stockholders may also contact Innisfree M&A Incorporated with questions or requests for additional copies of the proxy materials by calling toll free at (877) 750-9496.

Investor Relations Contact

Myesha Lacy
Vice President, Investor Relations and Corporate Communications Adverum Biotechnologies, Inc.
T: 650-649-1257
E: mlacy@adverum.com

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Innisfree M&A Incorporated
Scott Winter / Gabrielle Wolf
T: 212-750-5833

Media Contact

Andrea Cohen
Sam Brown Inc.
T: 917-209-7163
E: andreacohen@sambrown.com

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Joele Frank, Wilkinson Brimmer Katcher
Dan Moore
T: 212-355-4449